SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

CAPITOL BANCORP LTD.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices) (Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Effective as of January 2, 2005, Capitol Bancorp Ltd. (“Capitol”) appointed Cristin Reid English as Capitol’s Chief Operating Officer. Ms. English was previously Chief Administrative Officer, Executive Vice President, and General Counsel and has served in other varying capacities at Capitol since 1997. She joined Capitol’s board of directors in 2001. She formerly served on the boards of Capitol’s affiliates Sun Community Bancorp Limited and Nevada Community Bancorp Limited, and currently is a member of the board of directors of Capitol’s affiliate First California Bancorp and Capitol National Bank. Ms. English is 36 years of age and is the daughter of Joseph D. Reid, Chief Executive Officer and President of Capitol. Information regarding certain relationships and related transactions was previously reported in the definitive proxy statement for the Company’s 2004 Annual Meeting of Stockholders that was filed with the Securities and Exchange Commission on March 12, 2004.

      Effective as of January 2, 2005, Capitol Bancorp Ltd. (“Capitol”) appointed Bruce A. Thomas as Capitol’s President of the Eastern Regions. Mr. Thomas joined Capitol in February of 1998 as senior vice president of risk management. He has also served as chief operating officer for Capitol, as well as chief of bank performance in the Great Lakes region. Mr. Thomas is 47 years of age. Information regarding certain relationships and related transactions was previously reported in the definitive proxy statement for the Company’s 2004 Annual Meeting of Stockholders that was filed with the Securities and Exchange Commission on March 12, 2004.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated March 14, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL BANCORP LTD. (Registrant)
Date: March 15, 2005	/s/ Joseph D. Reid
Joseph D. Reid, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 14, 2005.

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